Exhibit 3.1

BYLAWS

OF

MINIM, INC.

(A Delaware corporation)

As amended and restated through April 13, 2022

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on such date as shall be fixed by the Board of Directors, at such time and place within or without the State of Delaware as may be designated in the notice of meeting. If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. If the annual meeting is omitted on the day herein provided, a special meeting may be held in place thereof, and any business transacted at such special meeting in lieu of annual meeting shall have the same effect as if transacted or held at the annual meeting. At the discretion of the Board of Directors, the meeting may be conducted partially or solely by remote communication to the extent permitted by law.

Section 1.2 Special Meetings.

(a) Special meetings of the stockholders may be called at any time by the chairman of the Board of Directors or by the Board of Directors or by the Chief Executive Officer in accordance with Section 1.2(b). Special meetings of the stockholders shall be held at such time, date and place within or outside of the State of Delaware as may be designated in the notice of such meeting. At the discretion of the Board of Directors, the meeting may be conducted partially or solely by remote communication to the extent permitted by law.

(b) Subject to the provisions of this Section 1.2(b) and all other applicable sections of these Bylaws, a special meeting shall be called by the Chief Executive Officer upon written request (a “Special Meeting Request”) of one or more record holders of shares of common stock of the Corporation representing not less than twenty-five percent (25%) of the Corporation’s issued and outstanding shares of common stock (the “Requisite Percentage”). The Board of Directors shall determine in good faith whether all requirements set forth in this Section 1.2(b) have been satisfied and such determination shall be binding on the Corporation and its stockholders.

(i). A Special Meeting Request must be delivered to the attention of the secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request, or such stockholder’s duly authorized agent (each, a “Requesting Stockholder”), collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) as to any director nominations proposed to be presented at the special meeting, and any matter (other than a director nomination) proposed to be conducted at the special meeting, and as to each Requesting Stockholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 1.4; (C) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (D) an agreement by each Requesting Stockholder to notify the Corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of common stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; (E) the number of shares of common stock owned of record by each such Requesting Stockholder; and (F) documentary evidence that the Requesting Stockholders in the aggregate own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the secretary. In addition, the Requesting Stockholders shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that all information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the record date) shall be delivered to or be mailed and received by the secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the special meeting and the date notice of the record date is first publicly disclosed and (y) promptly provide any other information reasonably requested by the Corporation.

(ii). A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 1.4; (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual meeting or special meeting held not more than twelve (12) months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual meeting or special meeting held not more than one hundred twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the Corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.

(iii). Special meetings called pursuant to this Section 1.2(b) shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than one hundred twenty (120) days after receipt by the corporation of a valid Special Meeting Request.

(iv). The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, at any point following the earliest dated Special Meeting Request, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 1.2(b)(i)), represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(v). In determining whether a special meeting has been requested by the Requesting Stockholders representing in the aggregate at the least the Requisite Percentage, multiple Special Meeting Requests delivered to the secretary will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the secretary within sixty (60) days of the earliest dated Special Meeting Request.

(vi). If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(vii). Business transacted at any special meeting called pursuant to this Section 1.2(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders, and (B) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting.

Section 1.3 Notice of Meeting.

(a) A written notice stating the place, if any, date, and hour of each meeting of the stockholders, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Certificate of Incorporation or these Bylaws, is entitled to such notice, by delivering such notice to such person or leaving it at their residence or usual place of business, or by mailing it to such stockholder at his address as it appears upon the books of the corporation at least ten days and not more than 60 days before the meeting. Such notice shall be given by the secretary, an assistant secretary, or any other officer or person designated either by the secretary or by the person or persons calling the meeting.

(b) The requirement of notice to any stockholder may be waived (i) by a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, (ii) if communication with such stockholder is unlawful, (iii) by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice, or (iv) as otherwise excepted by law. A waiver of notice of any regular or special meeting of the stockholders need not specify the purposes of the meeting.

(c) If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.4 Business at Annual or Special Meetings.

(a) At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. Nominations for the election of directors or proposals of other business at an annual meeting of the stockholders, or special meeting in lieu of the annual meeting, may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors at the meeting pursuant to Section 1.4(b) or Section 1.4(c), as applicable. Stockholders entitled to vote in such election may nominate one or more persons for the election as directors or propose other business only if written notice of such stockholder’s intent to make such nomination or other business proposal has been given either by personal delivery, overnight (receipted) courier or by United States mail, postage prepaid, to the secretary of the Corporation not later than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof.

(b) For nominations for the election of directors by a stockholder, such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the persons or person to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation and entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

(c) For business proposals other than the nomination for the election of directors by a stockholder, such notice shall set forth: (i) as to each matter the stockholder proposes to bring before the annual meeting: a brief description of the business desired to be brought before the annual meeting, the text of the proposal, and the reasons for conducting such business at the annual meeting; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made: the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, and a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business. The presiding officer of the meeting may refuse to acknowledge or otherwise permit to be brought before the meeting any proposal not made in compliance with the foregoing procedure.

Section 1.5 Quorum. The holders of one third of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

Section 1.6 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

Section 1.7 Action at Meeting. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than election to an office shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these Bylaws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 1.8 Action Without Meeting. All action required or permitted to be taken by the stockholders must be taken at a meeting duly called and held in accordance with law and in accordance with this Certificate of Incorporation and these Bylaws.

Section 1.9 Voting of Shares of Certain Holders.

(a) Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

(b) Shares of stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court-appointed guardian or conservator without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares of capital stock of the corporation standing in the name of a trustee or fiduciary may be voted by such trustee or fiduciary.

(c) Shares of stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(d) A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he expressly empowered the pledgee to vote thereon, in which case only the pledgee or its proxy shall be entitled to vote the shares so transferred.

(e) Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares.

Section 1.10 Stockholder Lists. The secretary (or the corporation’s transfer agent or other person authorized by these Bylaws or by law) shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at (i) the corporation’s principal place of business, (ii) at the place where the meeting is to be held, or (iii) by making it available on an electronic network. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Powers. Except as reserved to the stockholders by law, by the Certificate of Incorporation or by these Bylaws, the business of the corporation shall be managed under the direction of the board of directors, who shall have and may exercise all of the powers of the corporation. In particular, and without limiting the foregoing, the board of directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.

Section 2.2 Number of Directors; Qualifications. The board of directors shall consist of such number of directors, as shall be fixed initially by the incorporator(s) and thereafter by the board of directors. No director need be a stockholder.

Section 2.3 Election of Directors. The initial board of directors shall be designated in the certificate of incorporation, or if not so designated, elected by the incorporator(s) at the first meeting thereof. Thereafter, directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting.

Section 2.4 Chairman of the Board. The board of directors may appoint a chairman of the board. If the board of directors appoints a chairman of the board, he shall perform such duties and possess such powers as are assigned to him by the board of directors. The board of directors may designate the chairman of the board as chief executive officer.

Section 2.5 Vacancies; Reduction of the Board. In the case of any vacancy in the board of directors from death, resignation, disqualification or other cause, including a vacancy resulting from enlargement of the board, the election of a director to fill such vacancy shall be by vote of a majority of the directors then in office, whether or not constituting a quorum.

Section 2.6 Enlargement of the Board. The board of directors may be enlarged by the stockholders at any meeting or by vote of a majority of the directors then in office.

Section 2.7 Tenure and Resignation. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any director may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the chairman of the board of directors, the president, secretary or assistant secretary, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 2.8 Removal. A director, whether elected by the stockholders or directors, may be removed from office with or without cause at any annual or special meeting of stockholders by vote of a majority of the stockholders entitled to vote in the election of such directors, or for cause by a vote of a majority of the directors then in office; provided, however, that a director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

Section 2.9 Meetings. Regular meetings of the board of directors may be held without call or notice at such times and such places within or without the State of Delaware as the board may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to directors absent from such determination. A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting, unless a quorum of the directors is not then present. Special meetings of the board of directors may be held at any time and at any place designated in the call of the meeting when called by the chairman of the board of directors or two or more directors. Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

Section 2.10 Notice of Meeting. It shall be sufficient notice to a director to send notice (i) by mail at least 72 hours before the meeting addressed to such person at his usual or last known business or residence address, or (ii) in person, by telephone, facsimile transmission or electronic transmission to the extent provided in Article VIII, at least 24 hours before the meeting. Notice shall be given by the secretary, or in his absence or unavailability, may be given by an assistant secretary, if any, or by the officer or directors calling the meeting. The requirement of notice to any director may be waived by a written waiver of notice, executed by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a directors’ meeting need not specify the purposes of the meeting.

Section 2.11 Agenda. Any lawful business may be transacted at a meeting of the board of directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

Section 2.12 Quorum. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 2.13 Action at Meeting. Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except where a different vote is required by law, by the Certificate of Incorporation or by these Bylaws. The assent in writing of any director to any vote or action of the directors taken at any meeting, whether or not a quorum was present and whether or not the director had or waived notice of the meeting, shall have the same effect as if the director so assenting was present at such meeting and voted in favor of such vote or action.

Section 2.14 Action Without Meeting. Any action by the directors may be taken without a meeting if all of the directors consent to the action in writing and the consents are filed with the records of the directors’ meetings. Such consent shall be treated for all purposes as a vote of the directors at a meeting.

Section 2.15 Committees. The board of directors may, by the affirmative vote of a majority of the directors then in office, appoint an executive committee or other committees consisting of one or more directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Certificate of Incorporation or these Bylaws they may not delegate. In the absence or disqualification of a member of a committee, the members of the committee present and not disqualified, whether or not they constitute a quorum, may by unanimous vote appoint another member of the board of directors to act at the meeting in place of the absence or disqualified member. Unless the board of directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these Bylaws with respect to meetings or for the conduct of business or the taking of actions by the board of directors. The board of directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE III

OFFICERS

Section 3.1 Enumeration. The officers shall consist of a president, a treasurer, a secretary and such other officers and agents (including a chairman of the board, one or more vice presidents, assistant treasurers and assistant secretaries), as the board of directors may, in their discretion, determine.

Section 3.2 Election. The president, treasurer and secretary shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders or any special meeting held in lieu of the annual meeting. Other officers may be chosen by the directors at such meeting or at any other meeting.

Section 3.3 Qualification. An officer may, but need not, be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine. The premiums for such bonds may be paid by the corporation.

Section 3.4 Tenure. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, the term of office of each officer shall be for one year or until his successor is elected and qualified or until his earlier resignation or removal.

Section 3.5 Removal. Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the directors then in office; provided, however, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the board of directors prior to action thereon.

Section 3.6 Resignation. Any officer may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the chairman of the board of directors, president, secretary, or assistant secretary, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.

Section 3.7 Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

Section 3.8 Chief Executive Officer. The board of directors may designate the chairman of the board as chief executive officer. If the board of directors designates the chairman of the board as chief executive officer, he shall have such duties and powers as are commonly incident to the office of chief executive officer and such duties and powers as the board of directors shall from time to time designate.

Section 3.9 President. The president shall be the chief executive officer of the corporation, unless a chairman of the board is so designated and subject to any executive powers of the chairman of the board designated by the board of directors. Unless a chairman of the board is so designated or except as otherwise voted by the board of directors, the president shall preside at all meetings of the stockholders and of the board of directors at which present. The president shall have such duties and powers as are commonly incident to the office and such duties and powers as the board of directors shall from time to time designate.

Section 3.10 Vice President(s). The vice president(s), if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

Section 3.11 Chief Financial Officer, Treasurer and Assistant Treasurers. The treasurer, or if the board of directors so determines, the vice president, finance or the chief financial officer, subject to the direction and under the supervision and control of the board of directors, shall have general charge of the financial affairs of the corporation. The treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the board of directors may otherwise provide. The treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and director of the corporation. The treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the board of directors. The treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the corporation. The treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the board of directors. All of the duties of the treasurer may be performed by the vice president, finance and/or the chief financial officer, in the discretion of the board of directors.

Assistant treasurers, if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

Section 3.12 Secretary and Assistant Secretaries. The secretary or an assistant secretary shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and directors (including committees thereof) in the book of records of this corporation. The record books shall be open at reasonable times to the inspection of any stockholder, director, or officer. The secretary or an assistant secretary shall notify the stockholders and directors, when required by law or by these Bylaws, of their respective meetings, and shall perform such other duties as the directors and stockholders may from time to time prescribe. The secretary or an assistant secretary shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the directors and of the stockholders, when required. In the absence of the secretary or an assistant secretary at any such meeting, a temporary secretary shall be chosen who shall record the proceedings of the meeting in the aforesaid books.

Assistant secretaries, if any, shall have such powers and perform such duties as the board of directors may from time to time designate.

Section 3.13 Other Powers and Duties. Subject to these Bylaws and to such limitations as the board of directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

ARTICLE IV

CAPITAL STOCK

Section 4.1 Stock Certificates.

(a) Each stockholder shall be entitled to a certificate representing the number of shares of the capital stock of the corporation owned by such person in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Each certificate shall be signed by the president or vice president and treasurer or assistant treasurer or such other officers designated by the board of directors from time to time as permitted by law, shall bear the seal of the corporation, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued. The corporate seal and any or all of the signatures of corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee.

(b) If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

Section 4.2 Transfer of Shares. Title to a certificate of stock and to the shares represented thereby shall be transferred only on the books of the corporation by delivery to the corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties.

Section 4.3 Record Holders. Except as otherwise may be required by law, by the Certificate of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the corporation of his post office address.

Section 4.4 Record Date.

(a) In order that the corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the corporation after the record date.

(b) If no record date is fixed: (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 4.5 Transfer Agent and Registrar for Shares of Corporation. The board of directors may appoint a transfer agent and a registrar of the certificates of stock of the corporation. Any transfer agent so appointed shall maintain, among other records, a stockholders’ ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued. The stockholders’ ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders’ ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders’ ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the stockholders’ ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders’ ledger maintained by the transfer agent.

Section 4.6 Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the board of directors may prescribe, including, in the discretion of the board of directors, a requirement of bond and indemnity to the corporation.

Section 4.7 Restrictions on Transfer. Every certificate for shares of stock which are subject to any restriction on transfer, whether pursuant to the Certificate of Incorporation, the Bylaws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

Section 4.8 Multiple Classes or Series of Stock. The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Certificate of Incorporation. At all times when there are two or more classes or series of stock, the several classes or series of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Certificate of Incorporation and these Bylaws. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

ARTICLE V

DIVIDENDS

Section 5.1 Declaration of Dividends. Except as otherwise required by law or by the Certificate of Incorporation, the board of directors may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the corporation for the current or preceding fiscal year, or as otherwise permitted by law. Dividends may be paid in cash, in property, in shares of the corporation’s stock, or in any combination thereof. Dividends shall be payable upon such dates as the board of directors may designate.

Section 5.2 Reserves. Before the payment of any dividend and before making any distribution of profits, the board of directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the board of directors shall deem to be in the best interests of the corporation, and the board of directors may modify or abolish any such reserve.

ARTICLE VI

POWERS OF OFFICERS TO CONTRACT WITH THE CORPORATION

Any and all of the directors and officers of the corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature between the corporation and themselves, or any and all of the individuals from time to time constituting the board of directors of the corporation, or any firm or corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or corporation thus contracting with the corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the board of directors or committee thereof which authorizes such contract or agreement; (ii) if the material facts as to such person’s relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. Any director of the corporation who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or ratify any such transaction. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Definitions. For purposes of this Article VII the following terms shall have the meanings indicated:

“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the corporation.

“Court” means the Court of Chancery of the State of Delaware, or any other court in which a Proceeding in respect of indemnification may properly be brought.

“Covered Person” means any person who has a Corporate Status who the corporation, pursuant to the provisions of Section 7.9 hereof, determines is entitled to indemnification as provided herein. It shall in each case include such person’s legal representatives, heirs, executors and administrators.

“Disinterested” describes any individual, whether or not that individual is a director, officer, employee or agent of the corporation who is not and was not and is not threatened to be made a party to the Proceeding in respect of which indemnification, advancement of expenses or other action, is sought by a Covered Person.

“Expenses” shall include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

“Good Faith” shall mean a Covered Person having acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the corporation or, in the case of an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe such Covered Person’s conduct was unlawful.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and may include law firms or members thereof that are regularly retained by the corporation but not by any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the corporation or the Covered Person in an action to determine the Covered Person’s rights under this Article.

“Proceeding” includes any actual, threatened or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, other than one initiated by the Covered Person, but including one initiated by a Covered Person for the purpose of enforcing such Covered Person’s rights under this Article to the extent provided in Section 7.14 of this Article. “Proceeding” shall not include any counterclaim brought by any Covered Person other than one arising out of the same transaction or occurrence that is the subject matter of the underlying claim.

Section 7.2 Right to Indemnification in General. The corporation may indemnify, and advance Expenses to, each Covered Person who is, was or is threatened to be made a party or is otherwise involved in any Proceeding, as provided in this Article and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

Section 7.3 Proceedings Other Than Proceedings in the Right of the Corporation. Each Covered Person may be indemnified if, by reason of such Covered Person’s Corporate Status, such Covered Person is or is threatened to be made a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the corporation. Such Covered Person may be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlements, actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection with such Proceeding or any claim, issue or matter therein, if such Covered Person acted in Good Faith.

Section 7.4 Proceedings by or in the Right of the Corporation. Each Covered Person may be indemnified if, by reason of such Covered Person’s Corporate Status, such Covered Person is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the corporation to procure a judgment in its favor. Such Covered Person may be indemnified against Expenses, judgments, penalties, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection with such Proceeding if such Covered Person acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Covered Person shall have been adjudged to be liable to the corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the corporation in such event if and only to the extent that the Court which is considering the matter shall so determine.

Section 7.5 Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Article, to the extent that a present or former director or officer or any other person who has a Corporate Status is, by reason of such Corporate Status, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, such person shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such person or on such person’s behalf in connection therewith. If such person is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the corporation shall indemnify such person to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such person or on such person’s behalf in connection with each successfully resolved claim, issue or matter. The termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7.6 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Article, to the extent that a Covered Person is, by reason of such Covered Person’s Corporate Status, a witness in any Proceeding, such Covered Person shall be indemnified against all Expenses actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection therewith.

Section 7.7 Advancement of Expenses.

(a) Notwithstanding any provision to the contrary in this Article, the corporation may advance all reasonable Expenses which were incurred by or on behalf of a present director or officer by reason of such person’s Corporate Status, in connection with any Proceeding, within 20 days after the receipt by the corporation of a statement or statements from such person requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the person and shall include or be preceded or accompanied by an undertaking by or on behalf of the person to repay any Expenses if such person shall be adjudged to be not entitled to be indemnified against such Expenses. Any advance and undertakings to repay made pursuant to this paragraph shall be unsecured and interest-free. Advancement of Expenses pursuant to this paragraph shall not require approval of the board of directors or the stockholders of the corporation, or of any other person or body. The secretary of the corporation shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the advance and of the undertaking to make repayment provided pursuant to this paragraph.

(b) Advancement of expenses to any other Covered Person shall be upon such terms and conditions as the board of directors may determine appropriate.

Section 7.8 Notification and Defense of Claim.

(a) Promptly after receipt by any person who has a Corporate Status of a notice of the commencement of any Proceeding, such person shall, if a claim is to be made against the corporation under this Article, notify the corporation of the commencement of the Proceeding. The omission of such notice will not relieve the corporation from any liability which it may have to such person otherwise than under this Article. With respect to any such Proceedings as to which the corporation determines to provide indemnification:

(i) The corporation will be entitled to participate in the defense at its own expense.

(ii) Except as otherwise provided below, the corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense with counsel reasonably satisfactory to the Covered Person. After notice from the corporation to the Covered Person of its election to assume the defense of a suit, the corporation will not be liable to the Covered Person under this Article for any legal or other expenses subsequently incurred by the Covered Person in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below.

(b) The Covered Person shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense shall be at the expense of the Covered Person except as follows. The fees and expenses of counsel shall be at the expense of the corporation if (i) the employment of counsel by the Covered Person has been authorized by the corporation, (ii) the Covered Person shall have concluded reasonably that there may be a conflict of interest between the corporation and the Covered Person in the conduct of the defense of such action and such conclusion is confirmed in writing by the corporation’s outside counsel regularly employed by it in connection with corporate matters, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such Proceeding. The corporation shall be entitled to participate in, but shall not be entitled to assume the defense of, any Proceeding brought by or in the right of the corporation or as to which the Covered Person shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the corporation’s said outside counsel.

(c) Notwithstanding any provision of this Article to the contrary, the corporation shall not be liable to indemnify the Covered Person under this Article for any amounts paid in settlement of any Proceeding effected without its written consent. The corporation shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation or disqualification of the Covered Person for any purpose without such Covered Person’s written consent. Neither the corporation nor the Covered Person will unreasonably withhold their consent to any proposed settlement.

(d) If it is determined that the Covered Person is entitled to indemnification other than as afforded under subparagraph (b) above, payment to the Covered Person of the additional amounts for which he is to be indemnified shall be made within 10 days after such determination.

Section 7.9 Procedures.

(a) Method of Determination For Present Officers and Directors. A determination (as provided for by this Article or if required by applicable law in the specific case) with respect to entitlement to indemnification by a person who at the date of determination is a director or officer shall be made either (i) by a majority vote of Disinterested directors, even though less than a quorum, or (ii) a committee of Disinterested directors designated by a majority of disinterested Directors, even though less than a quorum, or (iii) if there are no such Disinterested directors, or if the Disinterested directors so direct, by Independent Counsel in a written determination to the board of directors, a copy of which shall be delivered to the Covered Person seeking indemnification, or (iv) by the vote of the holders of a majority of the corporation’s capital stock outstanding at the time entitled to vote thereon.

(b) Method of Determination For Others. A determination (as provided for in this Article or if required by applicable law in the specific case) with respect to indemnification of any person other than a present director or officer may be made by the board of directors in such manner as it may determine appropriate.

(c) Initiating Request. A person who seeks indemnification under this Article shall submit a request for indemnification, including such documentation and information as is reasonably available to such person and is reasonably necessary to determine whether and to what extent such person is entitled to indemnification.

(d) Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of a Covered Person to indemnification or create a presumption that a Covered Person did not act in Good Faith.

Section 7.10 Action by the Corporation. Any action, payment, advance determination (other than a determination made pursuant to Section 7.9 above), authorization, requirement, grant of indemnification or other action taken by the corporation pursuant to this Article shall be effected exclusively through any Disinterested person so authorized by the board of directors of the corporation, including the president or any vice president of the corporation.

Section 7.11 Non-Exclusivity. The rights to indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which a person may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders, a resolution of the board of directors, or otherwise.

Section 7.12 Insurance. The corporation may maintain, at its expense, an insurance policy or policies to protect itself and any director, officer, employee or agent of the corporation or another enterprise against liability arising out of this Article or otherwise, whether or not the corporation would have the power to indemnify any such person against such liability under the Delaware General Corporation Law.

Section 7.13 No Duplicative Payment. The corporation shall not be liable under this Article to Covered Person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 7.14 Expenses of Adjudication. In the event that any Covered Person seeks a judicial adjudication, or an award in arbitration, to enforce such Covered Person’s rights under, or to recover damages for breach of, this Article, the Covered Person shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any and all Expenses actually and reasonably incurred by such Covered Person in seeking such adjudication or arbitration, but only if such Covered Person prevails therein. If it shall be determined in such adjudication or arbitration that the Covered Person is entitled to receive part but not all of the indemnification of expenses sought, the expenses incurred by such Covered Person in connection with such adjudication or arbitration shall be appropriately prorated.

Section 7.15 Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7.16 No Retroactive Amendment. No amendment or repeal of this Article or any provision hereof shall affect any right of any person to be indemnified hereunder with respect to any actions, omissions or state of facts existing prior to the date of such amendment or repeal.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

Section 8.2 Fiscal Year. Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the 31stof December of each year.

Section 8.3 Corporate Seal. The board of directors shall have the power to adopt and alter the seal of the corporation.

Section 8.4 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and signed by the president or the treasurer except as the board of directors may generally or in particular cases otherwise determine.

Section 8.5 Voting of Securities. Unless the board of directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

Section 8.6 Evidence of Authority. A certificate by the secretary or any assistant secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Certificate of Incorporation, or by these Bylaws, or under any vote of the stockholders or the board of directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

Section 8.7 Corporate Records. The original, or attested copies, of the Certificate of Incorporation, Bylaws, records of all meetings of the incorporators and stockholders, and the stock transfer books (which shall contain the names of all stockholders and the record address and the amount of stock held by each) shall be kept in Delaware at the principal office of the corporation, or at an office of the corporation, or at an office of its transfer agent or of the secretary or of the assistant secretary, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or for using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

Section 8.8 Communication of Notices. Any notices required to be given under these Bylaws may be given (i) by delivery in person, (ii) by mailing it, postage prepaid, first class, (iii) by mailing it by nationally or internationally recognized second day or faster courier service, (iv) by facsimile transmission, or (v) by electronic transmission, in each case, to the addressee; provided, however that facsimile transmission or electronic transmission may only be used if the addressee has consented to such means.

Section 8.9 Electronic Transmissions. Notwithstanding any reference in these Bylaws to written instruments, all notices, meetings, consents and other communications contemplated by these Bylaws may be conducted by means of an electronic transmission, to the extent permitted by law, if specifically authorized by the board of directors of the corporation.

Section 8.10 Charitable Contributions. The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.

Section 8.11 Forum Selection. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 8.11.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendment by Stockholders. Prior to the issuance of stock, these Bylaws may be amended, altered or repealed by the incorporator(s) by majority vote. After stock has been issued, these Bylaws may be amended altered or repealed by the stockholders at any annual or special meeting by vote or a majority of all shares outstanding and entitled to vote, except that where the effect of the amendment would be to reduce any voting requirement otherwise required by law, the Certificate of Incorporation or these Bylaws, such amendment shall require the vote that would have been required by such other provision. Notice and a copy of any proposal to amend these Bylaws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.

Section 9.2 Amendment by Board of Directors.

(a) These Bylaws may be amended, altered or repealed by the board of directors at a meeting duly called for the purpose by majority vote of the directors then in office, except that directors shall not amend the Bylaws in a manner which:

(i) changes the stockholder voting requirements for any action;

(ii) alters or abolishes any preferential right or right of redemption applicable to a class or series of stock with shares already outstanding;

(iii) alters the provisions of Article IX hereof; or

(iv) permits the board of directors to take any action which under law, the Certificate of Incorporation, or these Bylaws is required to be taken by the stockholders.

(b) Any amendment of these Bylaws by the board of directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.